Exhibit 10.1

EGPI FIRECREEK, INC.
6564 Smoke Tree Lane
Scottsdale, AZ  85253

May 31, 2005

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re:

EGPI Firecreek, Inc. (the “Company”) –
Repurchase of Warrants and Issuance of Shares

Ladies and Gentlemen:

This letter sets forth the agreement among the parties pursuant to which (i) the Company will purchase from the investors listed on Schedule I hereto (collectively, the “Investors”) all of the warrants (the “Warrants”) to purchase common stock, par value $.001 per share, of the Company (“Common Stock”) owned by the Investors, for an aggregate purchase price of $100,000, and (ii) the Company will issue to the Investors an aggregate of 4,000,000 shares of Common Stock as set forth on Schedule II hereto (the “Shares”), which Shares shall be entitled to registration rights as provided for herein.

By execution hereof, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.

The Company hereby agrees to repurchase from the Investors an aggregate of 32,768,782 Warrants for an aggregate purchase price of $100,000 (the “Purchase Price”), to be paid as follows: (i) $20,000 shall be returned to the Investors out of the escrow arrangement established on May 2, 2005 and (ii) $80,000 shall be paid by the Company to the Investors by wire transfer of immediately available funds to the accounts designated by the Investors.  The Investors will receive their respective portion of the Purchase Price as set forth on Schedule I hereto.

2.

The Company hereby agrees to issue to the Investors an aggregate of 4,000,000 shares of Common Stock (collectively, the “Shares”), which shares will be distributed to the Investors in the amounts set forth on Schedule II hereto.

3.

The Shares will be entitled to registration rights as set forth in that certain Registration Rights Agreement of even date herewith in the form attached as Exhibit A hereto.

4.

The Company shall have the right, for a period of sixty (60) days from the date hereof, to purchase the Shares, in whole but not in part, for an aggregate purchase price $150,000, to be paid by wire transfer of immediately available funds to the accounts designated by the Investors.

5.

The Company shall use its best efforts to close the transaction on May 31, 2005 and will close the transaction no later than June 3, 2005.  In the event the transactions contemplated by this agreement are not consummated by June 3, 2005, this agreement shall be deemed null and void with no binding obligation on the part of either party.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the prompt issuance of stock certificates representing the Shares.

[Signature Page Follows]

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

EGPI FIRECREEK, INC.

/s/ Dennis R. Alexander

Dennis R. Alexander

ACCEPTED AND AGREED:

Chairman and CFO

AJW PARTNERS, LLC
By:  SMS GROUP, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

SCHEDULE I

	Warrants	Payment From Escrow	Payment From Company
AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	4,960,317	$3,000	$12,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	16,203,704	$9,800	$39,200
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	11,574,074	$7,000	$28,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	30,687	$200	$800
Total	32,768,782	$20,000	$80,000

SCHEDULE II

Number of Shares
AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	600,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	1,960,000
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	1,400,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	40,000
Total	4,000,000

EXHIBIT A

Registration Rights Agreement